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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-227616) and related Prospectus of Government Properties Income Trust for the registration of 93,132,549 common shares of beneficial interest and to the incorporation by reference therein of our report dated February 26, 2018, except for Notes 13, 15, and 16, as to which the date is November 5, 2018, with respect to the consolidated financial statements and schedule of Government Properties Income Trust, and our report dated February 26, 2018, with respect to the effectiveness of internal control over financial reporting of Government Properties Income Trust, included in Government Properties Income Trust Current Report on Form 8-K dated November 5, 2018, and of our report dated February 16, 2018, with respect to the consolidated financial statements and schedules of Select Income REIT, included in the Annual Report (Form 10-K) of Government Properties Income Trust for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 8, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm